Exhibit 10.11

LOCK UP AGREEMENT

The undersigned hereby agrees that for a period commencing on December 20, 2006 and expiring on the date thirty (30) days after the date that all amounts owed to Cornell Capital Partners, LP (the “Buyer”), under the Secured Convertible Debentures issued to the Buyer pursuant to the Securities Purchase Agreement between Cobalis Corporation (the “Company”) and the Buyer dated December 20, 2006 have been paid (the “Lock-up Period”), he, she or it will not, directly or indirectly, without the prior written consent of the Buyer, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Securities”) except in accordance with the volume limitations set forth in Rule 144(e) of the General Rules and Regulations under the Securities Act of 1933, as amended.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned’s investment in the Company.

Dated: _______________, 2006

Signature

Name: ____________________________________
Address:__________________________________
City, State, Zip Code:_________________________

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